June 27, 1996



               Board of Directors
               Furr's/Bishop's, Incorporated
               6901 Quaker Avenue
               Lubbock, Texas  79413

                         Re:  Cafeteria Operators, L.P.
                              Registration Statement on Form S-1

               Ladies and Gentlemen:

                    We have acted as special counsel to Cafeteria Opera-
               tors, L.P., a Delaware limited partnership (the "Compa-ny"), in connection with the sale by the selling security holders named in the Registration Statement referred to below of up to $42,299,505.79 aggregate principal amount of 12% Senior Secured Notes due December 31, 2001 (the "Notes") of the Company.

                    This opinion is delivered in accordance with the
               requirements of Item 601 (b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

                    In connection with this opinion, we have examined
               and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement of the Company on Form S-1 filed with the Securities and Exchange Commission (the "Commis-sion") on the date hereof (the "Registration Statement"),
               (ii) the Amended and Restated Indenture dated as of November 15, 1995 by and between the Company and Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.), as trustee (the "Indenture"), (iii) the certifi-cates evidencing the Notes, (iv) the Certificate of Limited Partnership and Limited Partnership Agreement of the Company, as amended to date, and (v) resolutions adopted by the general partner of the Company relating to, among other things, the issuance of the Notes. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

                    In our examination, we have assumed the genuineness
               of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements or representations of offi-cers and other representatives of the Company and others.

                    Members of this firm are admitted to the bar in the
               States of Delaware and New York, and we express no opin-ion as to the laws of any other jurisdiction.

                    Based upon the foregoing, we are of the opinion that
               the Notes are valid and binding obligations of the Compa-ny entitled to the benefits of the Indenture and enforce-able against the Company in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) any waiver with respect to the exercise of remedies against the collateral granted pursuant to the Collateral Documents (as defined in the Indenture) may be deemed unenforceable.

                    We hereby consent to the filing of this opinion with
               the Commission as Exhibit 5.1 to the Registration State-ment. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration State-ment. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                             Very truly yours,



                                             /s/ SKADDEN, ARPS, SLATE,
                                             MEAGHER & FLOM